EXHIBIT 32

CERTIFICATION OF CHAIRMAN, CHIEF EXECUTIVE OFFICER , PRESIDENT AND TREASURER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that the quarterly report on Form 10-Q of Ascend Acquisition Corp. (“the Registrant”) for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations  of the Registrant.

Dated: May 10, 2010

/s/ Don K. Rice
Don K. Rice Chairman of the Board, Chief Executive Officer, President and Treasurer (Principal executive and financial officer)